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                                                                    EXHIBIT 99.1

                          UNITED STATES DISTRICT COURT

                          MIDDLE DISTRICT OF TENNESSEE

                               NASHVILLE DIVISION

In re PRISON REALTY SECURITIES      ) Civil Action No. 3:99-0458
LITIGATION                          )
____________________________________) CLASS ACTION
                                      ------------
                                    )
This Document Relates To All Actions) Judge Campbell/Griffin
Consolidated with Cartwright        )
------------------------------------)
                                    )
In re OLD CCA SECURITIES            ) Civil Action No. 3:99-0452
LITIGATION                          )
____________________________________) CLASS ACTION
                                      ------------
                                    )
This Document Relates To All Actions) Judge Campbell/Griffin
Consolidated with Charles           )
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                                    )
JOHN NEIGER, On Behalf of Himself   ) Civil Action No. 3:99-1205
 And All Others Similarly Situated, )
                                    ) CLASS ACTION
                                      ------------
                   Plaintiff,       )
                                    ) FINAL JUDGMENT
         vs.                        ) AND ORDER OF DISMISSAL WITH
                                    ) PREJUDICE
DOCTOR CRANTS, ROBERT CRANTS,       )
AND PRISON REALTY TRUST, INC.,      ) DATE: February 9, 2001
                                    ) TIME: 1:00 p.m.
                   Defendants.      ) COURTROOM: The Honorable
____________________________________)            Todd Campbell





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         On this 9th day of February, 2001, a hearing having been held before this Court pursuant to the Orders of this Court, dated October 13, 2000 and January 8, 2001, on the application of the parties for approval of the settlement set forth in the Stipulation of Settlement, dated as of October 11, 2000 (the "Stipulation"), and the Amended Stipulation of Settlement, dated as of January 7, 2001 (the "Amended Stipulation"). Due and adequate notice having been given to the Settlement Classes as required in said orders and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore,

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
         1. This Judgment incorporates by reference the definitions in the Stipulation and the Amended Stipulation and all terms used therein shall have the same meanings as set forth in the Stipulation and the Amended Stipulation.

         2. This Court has jurisdiction over the subject matter of the Actions, the plaintiffs, and other members of the Settlement Classes, and the Defendants.

         3. The Notice of Pendency and Proposed Settlement of Class Actions, Proposed Settlement Thereof, Settlement Hearing and Right to Share in Settlement Fund and the Supplemental Notice of Pendency of Class Actions, Proposed Settlement Thereof, Settlement Hearing and Right to Share in Settlement Fund given to the Settlement Classes were the best notice practicable under the circumstances, including the individual notice to all members of the Settlement Classes who could be identified through reasonable effort, to all persons within the definition of the Settlement Classes and fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure, due process, the United States Constitution, and any other applicable law.




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         4. The settlement of the Actions, as set forth in the Stipulation and the Amended Stipulation, is approved as fair and reasonable to the Settlement Classes and to each of the Settling Parties, and the Stipulation, Amended Stipulation and settlement are hereby finally approved in all respects, and the Settling Parties are directed to perform their terms.

         5. Except as to any individual claim of those persons (identified in Exhibit 1 annexed hereto) who have validly and timely requested exclusion from the Settlement Classes, the Actions and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed with prejudice as to the Representative Plaintiffs and the other members of the Settlement Classes, and as against the Released Persons. The parties are to bear their own costs, except as otherwise provided in the Stipulation and the Amended Stipulation.

         6. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court has certified the following Settlement Classes: all persons (other than those persons who timely and validly request exclusion from their respective class) who (i) exchanged the common stock or 8.0% Series A cumulative preferred stock of Old PZN for New PZN common stock or 8% Series A Cumulative Preferred Stock (the "Preferred Stock") in the Merger or who purchased the common stock of New PZN or the Preferred Stock between January 1, 1999 and May 17, 1999, inclusive; (ii) exchanged shares of Corrections Corporation of America ("Old CCA") common stock for shares of New PZN common stock in the Merger; or (iii) purchased New PZN common stock or the Preferred Stock between May 18, 1999 through December 27, 1999, inclusive. Excluded from the Settlement Classes are Defendants and any entity that nominated a Defendant to serve on the Board of Directors of Prison Realty or its predecessors, members of the immediate family of the Defendants, any entity




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in which an excluded person has or had a controlling interest, present or former directors of New PZN, and the legal representatives, heirs, successors, or assigns of any Defendant.

         7. With respect to the Settlement Classes, this Court finds and concludes that: (a) the members of the Settlement Classes are so numerous that joinder of all Settlement Classes members in the class actions are impracticable; (b) there are questions of law and fact common to the Settlement Classes which predominate over any individual questions; (c) the claims of the Representative Plaintiffs are typical of the claims of the Settlement Classes;
(d) the Representative Plaintiffs and their counsel have fairly and adequately represented and protected the interests of the members of the Settlement Classes; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the members of the Settlement Classes in individually controlling the prosecution of the separate actions, (ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Settlement Classes, (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of the class actions.

         8. Upon the Effective Date, the Representative Plaintiffs and each of the members of the Settlement Classes shall be deemed to have, and by operation of this Judgment, shall have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) against each and all of the Released Persons, whether or not such Settlement Class Members execute and deliver the Proof of Claim and Release. All Settlement Class Members are hereby forever barred and enjoined from prosecuting the Released Claims against the Released Persons.



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         9. Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged each of the Representative Plaintiffs, the Settlement Class Members, and Representative Plaintiffs' Counsel, from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion or resolution of the Actions or the Released Claims.

         10. Only those Settlement Class Members filing valid and timely Proofs of Claim and Release shall be entitled to participate in the settlement and receive distributions from the Settlement Fund. The Proof of Claim and Release to be executed by the Settlement Class Members shall release all Released Claims against the Released Persons. All Settlement Class Members shall, as of the Effective Date, be bound by the releases set forth herein whether or not they submit a valid and timely Proof of Claim and Release.

         11. Neither the Stipulation or the Amended Stipulation, nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Amended Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants or their Related Persons; (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants or their Related Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (iii) shall be offered in evidence by any Settlement Class Member or Plaintiffs' Settlement Counsel for any purpose except as provided herein. Defendants have denied and continue to deny each and all of the claims alleged in the Actions. Released Persons may file the Stipulation,


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the Amended Stipulation and/or Judgment from the Actions in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties, their respective counsel or any other Member of the Settlement Class may file the Stipulation or the Amended Stipulation in any proceeding brought to enforce any of its terms or provisions.

         12. The Court finds that during the course of the Actions, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule Civil Procedure 11.

         13. Any Plan of Allocation submitted by Plaintiffs' Settlement Counsel or any order entered regarding the attorneys' fee application shall in no way disturb or affect this Final Judgment and shall be considered separate from this Final Judgment.

         14. Exclusive jurisdiction is hereby retained over the parties and the Settlement Class Members for all matters relating to the Actions, including the administration, interpretation, effectuation or enforcement of the Stipulation of Settlement, the Amended Stipulation of Settlement and this Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Settlement Classes.

         15. In the event that the settlement does not become effective in accordance with the terms of the Stipulation and/or the Amended Stipulation then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and the Amended Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation and the Amended Stipulation.



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         16. Without further Order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation of Settlement and/or the Amended Stipulation of Settlement.

DATED: 2/9/01

                                    /s/ Todd Campbell
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                                    THE HONORABLE TODD CAMPBELL UNITED STATES
                                    DISTRICT JUDGE

Submitted by:

BARRETT, JOHNSTON & PARSLEY
GEORGE E. BARRETT, #2672
DOUGLAS S. JOHNSTON, JR., #5782


/s/ George E. Barrett
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         GEORGE E. BARRETT

217 Second Avenue, North
Nashville, TN 37201
Telephone: 615/244-2202

Liaison Counsel for Plaintiffs





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